STRUCTURED INVESTMENTS                                  MORGAN STANLEY
GLOBAL WEALTH MANAGEMENT GROUP - CAPITAL MARKETS
                                                        Free Writing Prospectus
                                                        Dated March 2, 2009
                                                        Registration Statement No. 333-15623
                                                        Filed Pursuant to Rule 433
Client Strategy Guide: March 2009 Offerings

[GRAPHIC OMITTED]

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                              1

Morgan Stanley

Client Strategy Guide: March 2009 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3

Selected Features & Risk Disclosures .... page 4

Structured Investments at Morgan Stanley .... page 5

Protect Principal Investments	Protected Absolute Return Barrier Notes based on the S&P 500® Index (SPX) by Morgan Stanley .... page 6 Principal Protected Certificates of Deposit based on PowerShares QQQ Trust ETF, Series 1 by Harris, N.A. .... page 7 Capital Protected Notes based on the S&P 500® Index (SPX) by Morgan Stanley... .... page 8 Protected Absolute Return Barrier Notes based on the Eurozone Euro / U.S. Dollar Exchange Rate by Morgan Stanley... .... page 9
Enhance Yield Investments*	14-18% RevCons℠ based on ConocoPhillips (COP) by Morgan Stanley .... page 10 25-30% RevCons℠ based on JPMorgan Chase &Co. (JPM) by Morgan Stanley .... page 11 12% SPARQS® based on Apple Inc. (AAPL) by Morgan Stanley .... page 12
Leverage Performance Investments*	Bull PLUS℠ based on the S&P 500® Index (SPX) by JPMorgan Chase Bank, N.A. .... page 13 Bear PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 14 Bull PLUS℠ based on iShares® MSCI EAFE Index Fund (EFA) by JPMorgan Chase & Co.. .... page 15 Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 16 Buffered PLUS℠ based on the Price of Gold by Morgan Stanley .... page 17

Selected Risks & Considerations .... page 18

*Note: Enhance Yield Investments and Leverage Performance Investments do not provide principal protection.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2009

                                                                 Morgan Stanley
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Client Strategy Guide: March 2009 Offerings                              Page 3
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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley through the date when the ticketing closes for each offering.
Morgan Stanley or the issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

o For Registered Offerings Issued by Morgan Stanley:          Morgan Stanley's CIK on the SEC web site is 0000895421
o For Registered Offerings Issued by JPMorgan Chase & Co.:    JPMorgan Chase & Co.'s CIK on the SEC web site is 000019617

Alternatively, Morgan Stanley will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-866-718-1649 or emailing
prospectus@morganstanley.com or by calling your Morgan Stanley Financial
Advisor.

The securities described herein (other than the certificates of deposit) are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

Additional Information for Certificates of Deposit (CDs)

CDs are not SEC registered offerings. For indicative terms and conditions on any Certificate of Deposit, please contact your Morgan Stanley Financial
Advisor or call the toll-free number 1-866-718-1649.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                March 2009

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                                                                 Morgan Stanley
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Client Strategy Guide: March 2009 Offerings                              Page 4
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Selected Features and Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation

o    Returns based on a defined formula

o    Variety of underlying assets, including equities, commodities, currencies or interest rates

o    Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured
Investments. Please refer to the "Risks & Considerations" section at the end of this brochure, for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying instrument, interest rates, credit spreads charged by the market for taking the issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the issuer's ability to pay all amounts due on these securities and therefore investors are subject to the credit risk of the applicable issuer. The securities described herein are not guaranteed under the
Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee
Program.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any
Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited. The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the issuer and the issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity. Unlike ordinary debt securities, Principal Protected Structured
Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the issuer.

You may receive only the principal amount at maturity for Principal
Protected Structured Investments. Because the supplemental redemption amount due at maturity on Principal Protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured
Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the issuer may be adverse to your interest as an investor in the
Structured Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                               March 2009

                                                                              4

Morgan Stanley

Client Strategy Guide: March 2009 Offerings Page 5

Structured Investments Spectrum at Morgan Stanley

Morgan Stanley Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Protect Principal, Enhance Yield, Leverage Performance** and **Access**.


Leverage Performance
Enhance Yield
Protect Principal
Access

Protect Principal Investments combine the return of principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay principal at maturity.

Enhance Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above market interest payments.

Leverage Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2009

Morgan Stanley

Client Strategy Guide: March 2009 Offerings Page 6

Protect Principal Investments

Offering ○ Protected Absolute Return Barrier Notes based on the S&P 500® Index (SPX)

Strategy Overview

✓ A market neutral strategy providing positive returns within a predetermined band with full principal protection at maturity, subject to the issuer's credit risk, that may be appropriate for investors who are uncertain which way the market will trade, but hold the view it will trade within a specified range.

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to the issuer's credit risk
- ✓ Will yield no positive return if **at any time, on any day**, the underlying asset trades outside a predetermined band
- ✓ The specified range is larger on the upside than on the downside and, accordingly, the maximum payment at maturity on the notes is greater if the underlying index appreciates than if the underlying index depreciates
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential is limited to the maximum potential return

Protected Absolute Return Barrier Notes provide principal protection as well as potential appreciation based on the absolute value of the return of the underlying index, but only if the underlying index remains within a specified range **at all times** during the term of the notes. Consequently, you will receive a positive return whether the value of the underlying index on the valuation date is higher or lower than the initial index value, as long as the value of the underlying index remains within the specified range at all times. The specified range is larger on the upside than on the downside and, accordingly, the maximum potential return on the notes is greater if the underlying index appreciates than if the underlying index depreciates from the initial index value. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	March 20, 2011 (2 Years)
Principal Protection	100% at maturity, subject to issuer's credit risk
Participation Rate	100% of the absolute value of any appreciation or depreciation of the underlying index, as long as the index never trades above or below the barrier levels
Index Range	Upside Barrier: 44-49% from the Initial Index Value, to be determined on the pricing date Downside Barrier: 22.5-27.5% from the Initial Index Value, to be determined on the pricing date
Maturity Redemption Amount	$10 *plus* Supplemental Redemption Amount (if any)
Maximum Potential Return	• If the Final Index Value **increases** from the Initial Index Value: $14.40 to $14.90 per note (144% to 149% of the stated principal amount); or • If the Final Index Value **decreases** from the Initial Index Value: $12.25 to $12.75 per note (122.5% to 127.5% of the stated principal amount)
Supplemental Redemption Amount	• If **at all times** during the observation period the index trades within the barrier levels: $10 *times* the absolute value of the index return; or • If **at any time on any day** during the observation period the index trades outside the barrier levels: $0
Coupon	None
Listing	Application will be made to list the notes on NYSE Arca, Inc. under the ticker symbol "SNZ" subject to meeting the listing requirements.
Issue Price	$10 per Note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – March 24, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2009

Morgan Stanley

Client Strategy Guide: March 2009 Offerings Page 7

Protect Principal Investments

Offering ○ Principal Protected Certificates of Deposit based on PowerShares QQQ Trust ETF, Series 1 (QQQQ)

Strategy Overview

- ✓ Full principal protection at maturity, subject to applicable FDIC insurance limits and the issuer's credit risk
- ✓ Fixed return; investors may receive an additional payment based on the performance of the underlying ETF, subject to the quarterly cap at maturity.
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying index over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to applicable FDIC insurance limits and the issuer's credit risk
- ✓ Appreciation potential is limited by quarterly cap

The Minimum Return Quarterly Capped Certificates of Deposit based on the PowerShares QQQ Trust, Series 1 ETF (QQQQ) issued by Harris, N.A. earn a fixed return of 5% over the term of the CD (0.98% annual percentage yield ("APY")), paid at maturity. In addition, the CDs may earn additional interest based on the change in the closing prices of the PowerShares QQQ Index Tracking Stock[SM] issued by PowerShares QQQ Trust ETF, Series 1, paid at maturity. Depending on the change in the closing prices of the ETF Shares, ETF Interest may be zero.

Issuer	**Harris, N.A.**
Underlying	PowerShares QQQ Index Tracking Stock[SM] (QQQQ) (the "ETF shares")
Maturity Date	March 31, 2014 (5 Years)
Initial Valuation Date	March 24, 2009
Final Valuation Date	March 26, 2014
Principal Protection	100% at maturity, subject to applicable FDIC insurance limits and issuer's credit risk
Payment at Maturity	Deposit Amount of CD *plus* Fixed Interest *plus* ETF Interest, if any
Fixed Interest Payment	5% over the term of the CD (0.98% APY)
ETF Interest	ETF Interest, if any, paid at maturity, will be based upon: (Deposit Amount) x ((Product of the 20 quarterly Period Percentage Change Amounts for each Valuation Period) -1.05)
Periodic Percentage Change Amount (PPC_x)	A PPC_x is calculated by reference to the change in the closing prices of the ETF Shares for each Valuation Period during the term of the CD. **The maximum increase in the closing price of the ETF Shares reflected in the PPC_x for any particular Valuation Period is the Quarterly Cap.** There is no limit on the amount of decrease in the closing price of the ETF Shares reflected in the PPC_x for any Valuation Period and, therefore, any uncapped decreases may offset capped increases so that your return may be less than the simple return of the ETF shares over the term of the CD. The PPC_x for any Valuation Period may be as low as zero, reflecting a drop of 100% in the closing price of the ETF Shares during the Valuation Period. If this were to occur, ETF Interest for the term of the CD would be zero. PPC_x = 1 + [(Ending Level – Starting Level) / Starting Level] **If the closing price of the ETF Shares reflected in the PPC_x for a Valuation Period decreases, you will receive less, or possibly no, ETF Interest.**
Quarterly Cap	4.00% to 8.00% of any increase in the closing price of the ETF shares during each Valuation Period, to be determined on the Initial Valuation Date
Valuation Dates	Each of the Initial Valuation Date, the Final Valuation Date and each day that is the last Business Day of March, June, September, December of each year during the term of the CD, beginning June 2009 and ending with December 2013. Each Valuation Date is subject to adjustment for market disruption events.
Valuation Period	The initial Valuation Period begins on the Initial Valuation Date and ends on the next Valuation Date. Each Valuation Period begins on the previous Valuation Period's Valuation Date and ends on the next Valuation Date. The final Valuation Period ends on the Final Valuation Date.
Listing	The CDs will not be listed on any securities exchange.
Deposit Amount	$1,000 per CD
FDIC Insurance	The Deposit Amount of a CD is insured by the FDIC, subject to applicable FDIC insurance limits.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – March 24, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2009

Morgan Stanley

Client Strategy Guide: March 2009 Offerings Page 8

Protect Principal Investments

Offering ○ Capital Protected Notes based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying asset, subject to the maximum payment at maturity
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying index does not appreciate
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential is limited by the maximum payment at maturity

Capital Protected Notes provide investors with exposure to a wide variety of assets and asset classes, including equities, commodities and currencies with limited or no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo yield and some upside in exchange for principal protection. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	March 20, 2014 (5 Years)
Principal Protection	100% at maturity, subject to issuer's credit risk
Participation Rate	100%
Payment at Maturity	The payment at maturity per $10 stated principal amount will equal: $10 + Supplemental Redemption Amount, if any, subject to the Maximum Payment at Maturity *In no event will the payment at maturity be less than $10 or greater than the Maximum Payment at Maturity.*
Supplemental Redemption Amount	$10 *times* Index Performance *times* Participation Rate; *provided* that the Supplemental Redemption Amount will not be less than $0.
Maximum Payment at Maturity	$16.70 to $17.70 per note (167% to 177% of the stated principal amount), to be determined on the pricing date
Index Performance	(Final Index Value – Initial Index Value) / Initial Index Value
Coupon	None
Listing	Application will be made to list the notes on NYSE Arca, Inc. under the ticker symbol "JBD," subject to meeting the listing requirements.
Issue Price	$10 per Note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – March 24, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. March 2009

Morgan Stanley

Client Strategy Guide: March 2009 Offerings Page 9

Protect Principal Investments

Offering ○ Protected Absolute Return Barrier Notes based on the Eurozone Euro / U.S Dollar Exchange Rate

Strategy Overview	Risk Considerations
✓ A market neutral strategy providing positive returns within a predetermined band with full principal protection at maturity, subject to the issuer's credit risk, that may be appropriate for investors who are uncertain which way the market will trade, but hold the view it will trade within a specified range.	✓ Principal protection is available only at maturity and is subject to the issuer's credit risk ✓ Will yield no positive return if **at any time, on any day**, the underlying exchange rate is outside a predetermined band ✓ Notes are subject to currency exchange risk ✓ Does not provide for current income; no interest payments ✓ Appreciation potential is limited to the maximum potential return

Protected Absolute Return Barrier Notes provide principal protection as well as the potential for a positive return based on the absolute value of the percentage change in the Eurozone euro/U.S. dollar exchange rate, which we refer to as the exchange rate, but only if the exchange rate remains within a specified range at all times during the term of the notes. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Eurozone Euro / U.S. Dollar Exchange Rate
Maturity Date	March 31, 2011 (2 Years)
Principal Protection	100% at maturity, subject to issuer's credit risk
Participation Rate	100% of the absolute value of any appreciation or depreciation of the underlying exchange rate, as long as the exchange rate never trades above or below the exchange rate range.
Exchange Rate Range	+/-124% to 126% of the initial exchange rate
Payment at Maturity	$1,000 *plus* Supplemental Redemption Amount (if any)
Supplemental Redemption Amount	• If **at all times** during the observation period the exchange rate is within the Exchange Rate Range: o $1,000 *times* Absolute Exchange Rate Return *times* Participation Rate • If **at any time on any day** during the observation period the exchange rate is outside of the Exchange Rate Range: o $0 *For the purposes of determining whether or not the exchange rate has remained within the exchange rate range at all times during the observation period, the exchange rate will be determined by reference to the rates displayed on Bloomberg Page "EUR CRNCY GIP", which displays the high and low exchange rates for each day*
Maximum Potential Return	$1,240 to $1,260 per note (124% to 126% of the stated principal amount), to be determined on the pricing date
Absolute Exchange Rate Return	Absolute value of: (Final Exchange Rate / Initial Exchange Rate) – 1
Initial Exchange Rate	The exchange rate as displayed on Reuters Page "WMRSPOT05" at 11:00 a.m. (New York time) on the pricing date
Final Exchange Rate	The exchange rate as displayed on Reuters Page "WMRSPOT05" at 11:00 a.m. (New York time) on the valuation date
Coupon	None
Listing	The notes will not be listed on any securities exchange.
Issue Price	$1,000 per Note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – March 24, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2009

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Client Strategy Guide: March 2009 Offerings                              Page 10
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Enhance Yield Investments

Offering    o  14-18% RevCons(SM) based on ConocoPhillips (COP)

Strategy    o  Relatively short-term yield enhancement strategies that offer above
Overview       market, fixed monthly coupons in exchange for no appreciation potential on the underlying stock and full downside exposure to the underlying stock.
            o  RevCons offer limited protection against a decline in the price of the underlying stock at maturity, but only if the underlying asset does not close at or below a predetermined trigger level on any trading day during the investment term
            o  Monthly coupon is paid regardless of the underlying stock's performance

Risk        o  No principal protection
Considera-  o  Full downside exposure to the underlying if the underlying stock
tions          closes at or below the trigger level on any day during the investment term
            o  No participation in any appreciation of the underlying stock
            o  If the underlying stock close at or below the specified trigger level on any day during the investment term and is below the trigger level at maturity, the RevCons will redeem for shares of the underlying stock or the equivalent cash value, which will be less than the initial investment

RevCons offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum), compared to the dividend yield on the underlying stock at the time of pricing, in return for the risk that the
RevCons will redeem for shares of the underlying company at maturity if the closing price of the underlying stock declines to or below the trigger price on any trading day during the term of the RevCons and, on the determination date, is below the initial share price. The value of these shares will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if the closing price of the underlying shares never declines to or below the trigger price, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying shares. RevCons are not principal protected. The RevCons are senior unsecured obligations of
Morgan Stanley, and all payments on the RevCons are subject to the credit risk of Morgan Stanley.

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Issuer                     Morgan Stanley
                          ------------------------------------------------------------
Underlying                 ConocoPhillips (COP)
                          ------------------------------------------------------------
Maturity                   September 13, 2009 (6 Months)
                          ------------------------------------------------------------
Determination Date         September 9, 2009
                          ------------------------------------------------------------
Monthly Coupon             14-18% per annum, payable monthly beginning April 13, 2009
                          ------------------------------------------------------------
Trigger Level              75% of the initial share price
                          ------------------------------------------------------------
Exchange Ratio             Principal amount divided by the initial share price,
                           subject to adjustments for corporate events.
                          ------------------------------------------------------------
Issue Price                $1,000 per RevCons
                          ------------------------------------------------------------
Listing                    The RevCons will not be listed on any securities exchange.
                          ------------------------------------------------------------
Expected Pricing Date(1)   This offering is expected to close for ticketing on Tuesday -
                           March 10, 2009
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1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                March 2009

                                                                             10

                                                                 Morgan Stanley
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Client Strategy Guide: March 2009 Offerings                              Page 11
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Enhance Yield Investments

Offering     o  25-30% RevCons(SM) based on JPMorgan Chase & Co. (JPM)

Strategy     o    Relatively short-term yield enhancement strategies that offer above
Overview          market, fixed monthly coupons in exchange for no appreciation potential on the underlying stock and full downside exposure to the underlying stock
             o    RevCons offer limited protection against a decline in the price of the underlying stock at maturity, but only if the underlying asset does not close at or below a predetermined trigger level on any trading day during the investment term
             o    Monthly coupon is paid regardless of the underlying stock's performance

Risk         o    No principal protection
Considera-   o    Full downside exposure to the underlying if the underlying stock
tions             closes at or below the trigger level on any day during the investment term
             o    No participation in any appreciation of the underlying stock
             o    If the underlying stock closes at or below the specified trigger level on any day during the investment term and is below the trigger level at maturity, the RevCons will redeem for shares of the underlying stock or the equivalent cash value, which will be less than the initial investment

RevCons offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum), compared to the dividend yield on the underlying stock at the time of pricing, in return for the risk that the
RevCons will redeem for shares of the underlying company at maturity if the closing price of the underlying stock declines to or below the trigger price on any trading day during the term of the RevCons and, on the determination date, is below the initial share price. The value of these shares will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if the closing price of the underlying shares never declines to or below the trigger price, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying shares. RevCons are not principal protected. The RevCons are senior unsecured obligations of
Morgan Stanley, and all payments on the RevCons are subject to the credit risk of Morgan Stanley.

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Issuer                     Morgan Stanley
                         --------------------------------------------------------------
Underlying                 JPMorgan Chase & Co. (JPM)
                         --------------------------------------------------------------
Maturity                   September 13, 2009 (6 Months)
                         --------------------------------------------------------------
Determination Date         September 9, 2009
                         --------------------------------------------------------------
Monthly Coupon             25-30% per annum, payable monthly beginning April 13, 2009
                         --------------------------------------------------------------
Trigger Level              50% of the initial share price
                         --------------------------------------------------------------
Exchange Ratio             Principal amount divided by the initial share price,
                           subject to adjustments for corporate events.
                         --------------------------------------------------------------
Issue Price                $1,000 per RevCons
                         --------------------------------------------------------------
Listing                    The RevCons will not be listed on any securities exchange.
                         --------------------------------------------------------------
Expected Pricing Date(1)   This offering is expected to close for ticketing on Tuesday -
                           March 10, 2009
---------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan
Stanley may close the deal prior to, or postpone, the Expected Pricing Date.
Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                March 2009

                                                                             11

                                                                 Morgan Stanley
-------------------------------------------------------------------------------
Client Strategy Guide: March 2009 Offerings                              Page 12
-------------------------------------------------------------------------------

Enhance Yield Investments

Offering    o  12% SPARQS(R)  based on Apple Inc. (AAPL)

Strategy    o  Provide enhanced current income in exchange for forgoing appreciation
Overview       beyond the yield to call level and accepting exposure to depreciation of the underlying asset at maturity
            o  Quarterly coupon is paid regardless of the underlying asset's performance
            o  May be appropriate for investors who seek current income and are willing to take on the downside risk of the underlying stock

Risk        o  No principal protection
Considera-  o  Full downside exposure to the underlying stock
tions       o  Appreciation potential is limited by the issuer's call right

SPARQS pay an above market, fixed-rate quarterly coupon compared to the expected dividend yield of the underlying stock at the time of pricing in exchange for a limit on the opportunity for appreciation. Regardless of the stated maturity, the SPARQS are callable by the issuer beginning six months prior to maturity. If called, the SPARQS will return the yield to call, which is determined inclusive of any coupons previously paid and accrued to the call date. If not called, the SPARQS will return at maturity a fixed number of shares of the underlying stock per SPARQS or, at the issuer's option, the cash value of such shares. The value of any underlying stock or the cash value of such stock delivered at maturity may be less than the stated principal amount of the SPARQS and may be zero. SPARQS are not principal protected. These SPARQS are senior unsecured obligations of Morgan Stanley, and all payments on the
SPARQS are subject to the credit risk of Morgan Stanley.

-------------------------------------------------------------------------------------
Issuer                     Morgan Stanley
-------------------------------------------------------------------------------------
Underlying                 Apple Inc. (AAPL)
-------------------------------------------------------------------------------------
Maturity                   20, 2010 (13 Months)
-------------------------------------------------------------------------------------
Annual Coupon              12% p.a. payable quarterly beginning July 20, 2009
-------------------------------------------------------------------------------------
Yield To Call              24-26% per annum of the stated principal amount
                           (actual yield to be determined on the pricing date)
-------------------------------------------------------------------------------------
First Call Date            October 20, 2009
-------------------------------------------------------------------------------------
Issue Price                Closing Price of 1 Share of AAPL Stock on the pricing date
-------------------------------------------------------------------------------------
Listing                    Application will be made to list the SPARQS on the
                           NYSE Arca Inc. under ticker symbol "SVL", subject to
                           meeting the listing requirements.
-------------------------------------------------------------------------------------
Expected Pricing Date(1)   This offering is expected to close for ticketing on
                           Tuesday - March 24, 2009
-------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing
Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.
This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                March 2009

                                                                             12

Morgan Stanley

Client Strategy Guide: March 2009 Offerings Page 13

Leverage Performance Investments

Offering ○ Bull PLUS℠ based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500® Index and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the S&P 500® Index
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments are designed to allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured obligations of JPMorgan Chase & Co., and all payments on the PLUS are subject to the credit risk of JPMorgan Chase & Co.

Issuer	**JPMorgan Chase & Co.**
Underlying	S&P 500® Index (SPX)
Maturity Date	April 30, 2010 (13 Months)
Leverage Factor	300%
Leverage Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$12.50 to $13.00 per PLUS (125% to 130% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Index Value is **greater than** the Initial Index Value: o $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity* • If the Final Index Value is **less than or equal** to the Initial Index Value: o $10 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – March 24, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2009

Morgan Stanley

Client Strategy Guide: March 2009 Offerings Page 14

Leverage Performance Investments

Offering ○ Bear PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview	
	✓ Leveraged short exposure to an underlying asset within a range of price performance and the same downside risk as a direct short investment with 1-for-1 downside exposure if the underlying asset increases in value. ✓ May be appropriate for investors anticipating moderate price depreciation on the S&P 500® Index and seeking enhanced returns for a certain range of negative price performance, in exchange for a cap on payment at maturity

Risk Considerations	
	✓ No principal protection ✓ Potential loss of up to 80% of your investment if the S&P 500® Index increases in value ✓ Appreciation potential is limited at the maximum payment at maturity ✓ Does not provide for current income; no interest payments

Bear Market PLUS offer an enhanced short exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. Having short exposure to an underlying asset means that investors will earn a positive return if the underlying asset declines in value, but will lose up to 80% of their investment if the underlying asset increases in value. These investments allow investors to capture enhanced returns when the underlying asset declines in value. The enhancement typically applies only for a certain range of negative price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The Bear Market PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Bear Market PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**	
Underlying	S&P 500® Index (SPX)	
Maturity Date	September 20, 2009 (6 Months)	
Leverage Factor	300%	
Maximum Payment at Maturity	$11.50 to $11.90 per Bear PLUS (115% to 119% of the stated principal amount), to be determined on the pricing date	
Payment at Maturity	• If the Final Index Value is **less than** the Initial Index Value:	○ $10 + Enhanced Downside Payment
	In no event will the payment at maturity exceed the Maximum Payment at Maturity.	
	• If the Final Index Value is **greater than or equal** to the Initial Index Value:	○ $10 – Upside Reduction Amount
	In no event will the payment at maturity be less than the Minimum Payment at Maturity.	
Enhanced Downside Payment	$10 x Leverage Factor x Index Percent Decrease	
Upside Reduction Amount	$10 x Index Percent Increase	
Index Percent Decrease	(Initial Index Value – Final Index Value) / Initial Index Value	
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value	
Minimum Payment at Maturity	$2.00 per Bear PLUS (20% of the stated principal amount)	
Listing	The Bear PLUS will not be listed on any securities exchange.	
Issue Price	$10 per Bear PLUS	
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – March 24, 2009	

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2009

Morgan Stanley

Client Strategy Guide: March 2009 Offerings Page 15

Leverage Performance Investments

Offering

○ Bull PLUS℠ based on the iShares® MSCI EAFE Index Fund (EFA)

Strategy Overview

- ✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the iShares® MSCI EAFE Index Fund and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection.
- ✓ Full downside exposure to the iShares® MSCI EAFE Index Fund
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments are designed to allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured obligations of JPMorgan Chase & Co., and all payments on the PLUS are subject to the credit risk of JPMorgan Chase & Co.

Issuer	**JPMorgan Chase & Co.**
Underlying	iShares® MSCI EAFE Index Fund
Maturity Date	April 30, 2010 (13 Months)
Leverage Factor	300%
Leverage Upside Payment	$10 x Leverage Factor x Share Percent Increase
Share Percent Increase	(Final Share Price - Initial Share Price) / Initial Share Price
Maximum Payment at Maturity	$13.00 to $13.50 per PLUS (130% to 135% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Share Price is **greater than** the Initial Share Price: o $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity* • If the Final Share Price is **less than or equal** to the Initial Share Price: o $10 x Share Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Share Performance Factor	Final Share Price / Initial Share Price
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – March 24, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2009

                                                                 Morgan Stanley
-------------------------------------------------------------------------------
Client Strategy Guide: March 2009 Offerings                              Page 16
-------------------------------------------------------------------------------

Leverage Performance Investments

Offering    o  Buffered PLUS(SM) based on the S&P 500(R) Index (SPX)

Strategy    o  Leveraged exposure to an underlying asset up to a cap, with full
Overview       downside exposure only if losses exceed the buffer amount at maturity.
            o  May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity.

Risk        o  No principal protection
Considera-  o  Full downside exposure to the underlying index beyond the buffer
tions          amount
            o  Appreciation potential is limited to the maximum payment at maturity
            o  Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated
principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

----------------------------------------------------------------------------------------------------
Issuer                     Morgan Stanley
----------------------------------------------------------------------------------------------------
Underlying                 S&P 500(R)Index (SPX)
----------------------------------------------------------------------------------------------------
Maturity Date              March 20, 2011 (2 Years)
----------------------------------------------------------------------------------------------------
Leverage Factor            200%
----------------------------------------------------------------------------------------------------
Buffer Amount              10%
----------------------------------------------------------------------------------------------------
                           o If the Final Index Value is greater than the Initial Index
                             Value:
                                   o $10 + the leveraged upside payment
                           In no event will the payment at maturity exceed the Maximum Payment at
                           Maturity.
Payment at Maturity        o If the Final Index Value is less than or equal to the Initial
                             Index Value but has decreased from the Initial Index Value by an amount less than or equal to the Buffer Amount of 10%:
                                   o $10
                           o If the Final Index Value is less than the Initial Index Value and has decreased from the Initial Index Value by an amount greater than the Buffer Amount of 10%:
                                   o ($10 x the Index Performance Factor) + $1.00
                           This amount will be less than the par amount. However, under no circumstances will they pay less than $1.00 per Buffered PLUS at maturity.
----------------------------------------------------------------------------------------------------
Leverage Upside Payment    $10 x Leverage Factor x Index Percent Increase
----------------------------------------------------------------------------------------------------
Index Percent Increase     (Final Index Value - Initial Index Value) / Initial Index Value
----------------------------------------------------------------------------------------------------
Maximum Payment at         $14.60 to $15.00 per Buffered PLUS (146% to 150% of the stated principal
Maturity                   amount), to be determined on the pricing date
----------------------------------------------------------------------------------------------------
Minimum Payment at
Maturity                   $1.00 per Buffered PLUS (10% of the stated principal amount)
----------------------------------------------------------------------------------------------------
Index Performance Factor   Final Index Value / Initial Index Value
----------------------------------------------------------------------------------------------------
Issue Price                $10 per Buffered PLUS
----------------------------------------------------------------------------------------------------
Listing                    Application will be made to list the Buffered PLUS on the
                           NYSE Arca Inc. under ticker symbol "BJI", subject to meeting the listing requirements.
----------------------------------------------------------------------------------------------------
Expected Pricing Date(1)   This offering is expected to close for ticketing on Tuesday -
                           March 24, 2009
----------------------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing
Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.
This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                March 2009

                                                                             16

Morgan Stanley

Client Strategy Guide: March 2009 Offerings Page 17

Leverage Performance Investments

Offering ○ Buffered PLUS[SM] based on the Price of Gold

Strategy Overview

- ✓ Leveraged exposure to an underlying asset up to a cap, with full downside exposure only if losses exceed the buffer amount at maturity.
- ✓ May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity.

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to gold beyond the buffer amount
- ✓ Exposure concentrated in gold
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Gold
Maturity Date	March 31, 2011 (2 Years)
Leverage Factor	140%
Buffer Amount	15%
Maximum Payment at Maturity	$1,700 to 1,750 per Buffered PLUS (170% to 175% of the stated principal amount), to be determined on the pricing date
Payment at Maturity	• If the Final Gold Price is **greater than** the Initial Gold Price: ○ $1,000 + the Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Gold Price is **less than or equal** to the Initial Gold Price but **greater than or equal to** 85% of the Initial Gold Price, meaning the price of gold has **declined** by an amount **less than or equal to** the Buffer Amount of 15%: ○ $1,000 • If the Final Gold Price is **less than** 85% of the Initial Gold Price, meaning the price of gold has declined by an amount **greater than** the Buffer Amount of 15%: ○ ($1,000 x the Commodity Performance Factor) + $150 *This amount will be less than the par amount. However, under no circumstances will they pay less than $150 per Buffered PLUS at maturity.*
Leveraged Upside Payment	$1,000 x Commodity Percent Increase x Leverage Factor
Commodity Percent Increase	(Final Gold Price – Initial Gold Price) / Initial Gold Price
Minimum Payment at Maturity	$150 per Buffered PLUS (15% of the stated principal amount)
Commodity Performance Factor	(Final Gold Price / Initial Gold Price)
Listing	The Buffered PLUS will not be listed on any securities exchange.
Issue Price	$1,000 per Buffered PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – March 24, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2009

Morgan Stanley
-------------------------------------------------------------------------------
Client Strategy Guide: March 2009 Offerings                              Page 18
-------------------------------------------------------------------------------

Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the issuer's ability to pay periodic interest payments, if any, and all amounts due on the
Structured Investment at maturity and therefore investors are subject to the credit risk of the issuer and to changes in the market's view of the issuer's creditworthiness. Any decline in the issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as certificates of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The securities described herein are not guaranteed under the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee
Program.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured
Investments and you should be prepared to hold them until maturity. If the applicable pricing supplement so specifies, we may apply to list a particular
Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for Structured
Investments. Issuers generally act as market makers for the Structured
Investments they issue but are not required to do so. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because other broker-dealers generally do not participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan
Stanley or any other broker dealer were to cease making a market in Structured
Investments, it is likely that there would be no secondary market for
Structured Investments.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                                March 2009

                                                                             18

                                                                 Morgan Stanley
-------------------------------------------------------------------------------
Client Strategy Guide: March 2009 Offerings                              Page 19
-------------------------------------------------------------------------------

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

Conflicts of Interest
The issuer, its affiliates and/or Morgan Stanley may be market participants.
The issuer, one or more of its affiliates or Morgan Stanley or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured
Investments generally. Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity
Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the projected profit included in the cost of hedging the issuer's obligations under the Structured Investments. In addition, any such prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

You can only count on FDIC insurance to cover the deposit amount of each CD and, if applicable, the minimum index interest.
In the event that FDIC insurance payments become necessary for the equity-linked CDs prior to the maturity date, the FDIC is only required to pay the principal of the CDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits.
FDIC insurance is not available for any index interest if the Issuer fails prior to the maturity date, in the case of the equity-linked CDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of a CD. Except to the extent insured by the FDIC, the CDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                               March 2009

                                                                             19

                                                                 Morgan Stanley
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Client Strategy Guide: March 2009 Offerings                             Page 20
-------------------------------------------------------------------------------

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by Morgan Stanley & Co.
Incorporated ("Morgan Stanley"), but is not a product of Morgan Stanley's
Equity or Fixed Income Research Departments.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in
Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the
Monetary Authority of Singapore, which accepts responsibility for its contents;
in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734
576, a licensed dealer, which accepts responsibility for its contents; in
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risks.                                                                March 2009

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